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                                                                EXHIBIT 5.2


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                  June 1, 1999


Net.B@nk, Inc.
950 North Point Parkway
Suite 350
Alpharetta, Georgia  30005

         RE:  REGISTRATION OF $115,000,000 OF __% CONVERTIBLE
              SUBORDINATED NOTES DUE 2004;
              REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

         We have acted as counsel to Net.B@nk, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of $115,000,000 of __% Convertible Subordinated Notes Due 2004 of the Company (the "Notes"). These Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and SunTrust Bank, Atlanta, as Trustee (the "Trustee").

         In this capacity, we have examined the Registration Statement (the "Registration Statement") in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on May 7, 1999, as amended by Amendment No. 1 thereto filed on May 14, 1999 and Amendment No. 2 thereto, which is to be filed with the Commission on the date hereof ("Amendment No. 2"); the proposed form of Underwriting Agreement among Bear, Stearns & Co. Inc., BancBoston Robertson Stephens, Inc., Raymond James & Associates, Inc. and Kelton International Ltd., as underwriters, and the Company (the "Underwriting Agreement") to be used in effecting the sale of the Notes and being filed as an exhibit to Amendment No. 2; the form of the Indenture being filed as an exhibit to Amendment No. 2; the forms of Notes being filed as exhibits to Amendment No. 2; and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Notes and the shares of common stock, par value $.01 per share ("Common Stock"), of the Company issuable upon conversion of the Notes (the "Shares") and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


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Net.B@nk, Inc.
June 1, 1999
Page 2


         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. The opinions set forth herein are limited to the laws of the States of Georgia and New York and the federal laws of the United States of America.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that when: (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Notes have been approved by the Board of Directors of the Company or a committee thereof; (iii) the Indenture and the Underwriting Agreement have been duly executed and delivered; and (iv) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.8 of the Indenture may be deemed unenforceable.

         We are also of the opinion that the Shares have been duly and validly authorized and that upon the occurrence of the events listed in clauses (i) through (iv) in the foregoing paragraph and upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Notes and the Indenture, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                  Very truly yours,



                                  /s/POWELL, GOLDSTEIN, FRAZER & MURPHY LLP